IntraLinks Announces Third Quarter 2011 Results

NEW YORK, NY – November 8, 2011 – IntraLinks Holdings, Inc. (NYSE: IL), a leading provider of critical information exchange solutions, today announced results for its third quarter of 2011.

Financial highlights for the third quarter include:

▪	Total revenue of $54.8 million, up 15% year-over-year
▪	Enterprise revenue of $24.5 million, up 11% year-over-year
▪	M&A revenue of $21.5 million, up 19% year-over-year
▪	GAAP net income of $0.8 million or $0.01 per share, compared to a net loss of ($4.0) million or ($0.22) per share for the same quarter last year
▪	Non-GAAP adjusted net income of $6.0 million or $0.11 per share, compared to non-GAAP adjusted net income of $3.8 million or $0.07 per share for the same quarter last year
▪	Non-GAAP adjusted EBITDA of $18.0 million, an increase of 8%, compared to $16.7 million for the same quarter last year
▪	Cash flow from operations of $13.3 million, compared to $11.9 million for the same quarter last year

“Our business as a whole performed well in the third quarter.  We continued to gain share in the M&A market, and we are well underway with providing differentiated solutions for our DCM customers,” said Andrew Damico, IntraLinks’ President and CEO. “We have not yet gained the momentum I would like to see in our Enterprise business; however, I am confident that our continuing investments in sales, customer service and marketing will allow us to achieve greater momentum going forward.”

“Our third quarter results were consistent with our guidance for the period. Our fourth quarter guidance reflects our continued investment in the business and the current macroeconomic environment,” said Anthony Plesner, IntraLinks’ CFO.

Third Quarter 2011

Total revenue was $54.8 million, an increase of 15%, compared to $47.9 million for the corresponding quarter last year.
•	Enterprise revenue was $24.5 million, up 11% year-over-year compared to $22.1 million last year
•	M&A revenue was $21.5 million, up 19% year-over-year compared to $18.2 million last year
•	DCM revenue was $8.3 million, up 8% year-over-year compared to $7.6 million last year
•	Other revenue of $0.5 million consisted of an insurance recovery for actual lost revenue under a business interruption policy.

GAAP gross margin was 73.7%, a decrease of 140 basis points compared to 75.1% for the corresponding quarter last year.

Non-GAAP gross margin was 79.9%, a decrease of 220 basis points compared to 82.1% for the corresponding quarter last year.

GAAP operating income was $2.8 million, compared to an operating income of $3.6 million for the corresponding quarter last year.

Non-GAAP adjusted operating income was $12.8 million, up 6% year-over-year compared to $12.1 million for the corresponding quarter last year.

GAAP net income of $0.8 million, compared to a GAAP net loss of ($4.0) million for the corresponding quarter last year.  Diluted GAAP net income per share for the third quarter was $0.01 on the basis of 54,645,578 shares outstanding. In the prior year comparable period, diluted GAAP net loss per share was ($0.22) on the basis of 18,056,423 shares outstanding.

We generated non-GAAP adjusted net income of $6.0 million, compared to non-GAAP adjusted net income of $3.8 million for the corresponding quarter last year.  Non-GAAP adjusted net income per share was $0.11 on the basis of 54,645,578 shares outstanding. In the corresponding quarter for the prior year, non-GAAP net income per share was $0.07 on the basis of 50,851,760 shares outstanding. Shares outstanding for the prior period are on a pro forma basis, assuming that the conversion of outstanding preferred stock to common stock and the initial and follow-on offerings of common stock occurred at the beginning of the period.

Non-GAAP adjusted EBITDA was $18.0 million, up 8% year-over-year compared to non-GAAP adjusted EBITDA of $16.7 million for the corresponding quarter last year.

Cash flow from operations was $13.3 million, compared to $11.9 million in the corresponding quarter last year.

Business Outlook:

Based on information available as of November 8, 2011, IntraLinks is providing guidance for the fourth quarter 2011 as follows:
Fourth Quarter 2011

Revenue: $51 million to $53 million
GAAP operating income: $2.0 million to $3.0 million
Non-GAAP operating income: $11.2 million to $13.2 million
Non-GAAP adjusted EBITDA: $16.5 million to $18.5 million
GAAP net loss per share: ($0.05) to ($0.07)
Non-GAAP net income per share: $0.11 to $0.13

Quarterly Conference Call

IntraLinks will host a conference call today at 5:00 p.m. Eastern Time (ET) to discuss the company’s third quarter 2011 financial results and its business outlook for the fourth quarter 2011, which may include guidance supplemental to the above. To access this call, dial 866-524-3160 (domestic) or 412-317-6760 (international). A passcode is not required. This presentation will also be webcast live on the investor relations section on the IntraLinks website at www.intralinks.com/ir.  In conjunction with this call, there will also be accompanying slides with supplemental information available at the same website location.

Following the conference call, a replay will be available until November15, 2011, at 877-870-5176 (domestic) or 858-384-5517 (international). The passcode for the replay is 2254481. An archived webcast of this conference call will also be available on the investor relations section on the IntraLinks website at www.intralinks.com/ir.

About IntraLinks

IntraLinks (NYSE: IL) is a leading global provider of Software-as-a-Service solutions for securely managing content, exchanging critical business information and collaborating within and among organizations. More than 1 million professionals in industries including financial services, pharmaceutical, biotechnology, consumer, energy, industrial, legal, insurance, real estate and technology, as well as government agencies, have utilized IntraLinks' easy-to-use, cloud-based solutions. IntraLinks users can accelerate information-intensive business processes and workflows, meet regulatory and risk management requirements and collaborate with customers, partners and counterparties in a secure, auditable and compliant manner. Professionals at more than 800 of the Fortune 1000 companies have used IntraLinks’ solutions. For more information, visit www.intralinks.com or http://blog.intralinks.com. You can also follow IntraLinks on Twitter at http://twitter.com/intralinks and Facebook at www.facebook.com/IntraLinks.

Non-GAAP Financial Measures

The Press Release includes information about certain financial measures that are not prepared in accordance with generally accepted accounting principles in the United States (“GAAP” or “U.S. GAAP”), including non-GAAP gross profit and margin, non-GAAP adjusted operating income and margin, non-GAAP adjusted net income, non-GAAP adjusted net income per share, non-GAAP adjusted EBITDA and margin and free cash flow. These non-GAAP measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies.

     Management defines its non-GAAP financial measures as follows:

▪	Non-GAAP gross margin represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, and (2) amortization of intangible assets.
▪
Non-GAAP adjusted operating income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, and (3) costs related to public stock offerings.

▪
Non-GAAP adjusted net income represents the corresponding GAAP measure adjusted to exclude (1) stock-based compensation expense, (2) amortization of intangible assets, (3) costs related to public stock offerings, and (4) costs related to debt repayments.  Non-GAAP adjusted net income is calculated using an estimated long-term effective tax rate.

▪
Non-GAAP adjusted EBITDA represents net income (loss) adjusted to exclude (1) interest expense, net of interest income, (2) income tax provision (benefit), (3) depreciation and amortization, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) amortization of debt issuance costs, (7) loss on extinguishment of debt, (8) other expense (income), net and (9) costs related to public stock offerings.

▪	Free cash flow represents cash flow from operations less capital expenditures.
▪	Metrics presented as non-GAAP margins represent the respective non-GAAP measures as a percentage of revenue.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance and manage the cash needs of our business.  Additionally, management believes that these non-GAAP financial measures provide a more meaningful comparison of our operating results against those of other companies in our industry, as well as on a period to-period basis, because these measures exclude items that are not representative of our operating performance, such as amortization of intangible assets, interest expense and fair value adjustments to the interest rate swap. Management believes that including these costs in our results of operations results in a lack of comparability between our operating results and those of our peers in the industry, the majority of which are not highly leveraged and do not have comparable amortization costs related to intangible assets. However, non-GAAP gross margin, non-GAAP adjusted operating income, non-GAAP adjusted net income, non-GAAP adjusted EBITDA and margin and free cash flow are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered as alternatives to gross margin, operating income, net income (loss), and cash flows provided by operations as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures has been provided in the financial statement tables included in the Press Release.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  This press release contains express or implied forward-looking statements that are not based on historical information relating to, among other things, expectations and assumptions concerning management's forecast of financial performance, future business growth, and management's plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things:  the uncertainty of our future profitability; our ability to sustain positive cash flow; periodic fluctuations in our operating results; risks related to our substantial debt balances; our ability to maintain the security and integrity of our systems; our ability to increase our penetration in our principal existing markets and expand into additional markets; our dependence on the volume of financial and strategic business transactions; our dependence on customer referrals; our ability to maintain and expand our direct sales capabilities; our ability to develop and maintain strategic relationships to sell and deliver our solutions; customer renewal rates; our ability to maintain the compatibility of our services with third-party applications; competition and our ability to maintain our average sales prices; our ability to adapt to changing technologies; interruptions or delays in our service; international risks; our ability to protect our intellectual property; costs of being a public company; and risks related to changes in laws, regulations or governmental policy including tax regulations. Further information on these and other factors that could affect our financial results is contained in our public filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our Registration Statement on Form S-1 as amended (File No. 333-173107), which was declared effective by the SEC on April 6, 2011.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

IntraLinks undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise.

IntraLinks and the IntraLinks logo are registered trademarks of IntraLinks Holdings, Inc. All rights reserved.

Investor Contact:
David Roy
IntraLinks
212-342-7690
droy@intralinks.com

Media Relations Contact:
Radley Moss
IntraLinks
212-543-7717
rmoss@intralinks.com

IntraLinks  |  150 East 42nd Street  |  New York, NY 10017  |  + 1 212 342 7684  | Fax +1 212 208 2600

IntraLinks Holdings, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and per Share Data)
(unaudited)

	September 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$47,647	$50,467
Accounts receivable, net of allowances of $2,178 and $2,418, respectively	41,824	37,137
Investments	20,459	-
Deferred taxes	19,781	18,264
Prepaid expenses	5,643	5,916
Other current assets	4,429	2,457
Total current assets	139,783	114,241
Fixed assets, net	7,898	8,075
Capitalized software, net	29,153	25,676
Goodwill	215,478	215,478
Other intangibles, net	139,391	160,863
Other assets	1,212	2,022
Total assets	$532,915	$526,355

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,925	$4,191
Accrued expenses and other current liabilities	18,547	22,444
Deferred revenue	41,533	38,043
Total current liabilities	63,005	64,678
Long term debt	90,843	125,886
Deferred taxes	46,103	46,103
Other long term liabilities	699	2,244
Total liabilities	200,650	238,911
Stockholders' equity:
Undesignated Preferred Stock, $0.001 par value; 10,000,000 shares authorized; 0 shares
issued and outstanding as of September 30, 2011 and December 31, 2010	-	-
Common stock, $0.001 par value; 300,000,000 shares authorized; 54,204,694 and 52,387,374
shares issued and outstanding as of September 30, 2011 and December 31, 2010, respectively	54	52
Additional paid-in capital	409,651	365,962
Accumulated deficit	(77,559)	(78,813)
Accumulated other comprehensive income	119	243
Total stockholders' equity	332,265	287,444
Total liabilities and stockholders' equity	$532,915	$526,355

IntraLinks Holdings, Inc.
Consolidated Statements of Operations
(In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010

Revenue	$54,319	$47,874	$159,955	$132,214
Other revenue	507	-	614	-
Total revenue	54,826	47,874	160,569	132,214
Cost of revenue	14,439	11,916	42,192	34,947
Gross profit	40,387	35,958	118,377	97,267
Operating expenses:
Product development	3,587	5,030	14,692	13,774
Sales and marketing	23,734	20,130	67,461	58,256
General and administrative	10,292	7,234	29,735	20,339
Total operating expenses	37,613	32,394	111,888	92,369
Income from operations	2,774	3,564	6,489	4,898
Interest expense, net	2,552	5,862	8,146	19,998
Amortization of debt issuance costs	214	1,111	1,155	2,026
Loss on extinguishment of debt	-	4,974	-	4,974
Other expense (income), net	515	(919)	(2,547)	(1,207)
Net loss before income tax	(507)	(7,464)	(265)	(20,893)
Income tax benefit	(1,271)	(3,433)	(1,519)	(7,439)
Net income (loss)	$764	$(4,031)	$1,254	$(13,454)

Net income (loss) per common share
Basic	$0.01	$(0.22)	$0.02	$(2.19)
Diluted	$0.01	$(0.22)	$0.02	$(2.19)

Weighted average number of shares used in
calculating net income (loss) per share
Basic	53,912,637	18,056,423	53,140,869	6,153,359
Diluted	54,645,578	18,056,423	54,396,333	6,153,359

IntraLinks Holdings, Inc.
Consolidated Statements of Cash Flows
(In Thousands)
(unaudited)

	Nine Months Ended
	September 30,
	2011	2010
Net income (loss)	$1,254	$(13,454)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,401	12,137
Stock-based compensation expense	6,765	2,846
Amortization of intangible assets	21,472	21,583
Amortization of debt discount	-	116
Amortization of debt issuance cost	1,155	2,026
Provision for bad debts and customer credits	642	332
Loss (gain) on disposal of fixed assets	227	(221)
Change in deferred taxes	(1,518)	(8,117)
Gain on interest rate swap	(3,098)	(1,393)
Currency remeasurement loss	357	-
Loss on extinguishment of debt	-	4,974
Non-cash interest expense	-	4,880

Changes in operating assets and liabilities:
Accounts receivable	(5,826)	(11,219)
Prepaid expenses and other current assets	(2,894)	242
Other assets	813	(2,391)
Accounts payable	(1,274)	(3,231)
Accrued expenses and other liabilities	(2,330)	(1,800)
Deferred revenue	3,601	8,662
Net cash provided by operating activities	34,747	15,972

Cash flows from investing activities:
Capital expenditures	(4,519)	(6,550)
Capitalized software development costs	(14,414)	(12,470)
Purchase of short-term investments	(20,459)	(4,320)
Sale of short-term investments	-	6,810
Net cash used in investing activities	(39,392)	(16,530)

Cash flows from financing activities:
Proceeds from exercise of stock options	1,347	240
Proceeds from issuance of common stock	1,091	-
Offering costs paid in connection with initial public offering and follow-on offerings	(516)	(1,767)
Capital lease payments	-	(27)
Proceeds from follow-on offering, net of underwriting discounts and commissions	35,002	144,838
Repayments of outstanding principal on long-term debt	(35,043)	(137,778)
Prepayment penalty on PIK loan	-	(4,092)
Net cash provided by financing activities	1,881	1,414
Effect of foreign exchange rate changes on cash and cash equivalents	(56)	(41)
Net (decrease) increase in cash and cash equivalents	(2,820)	815
Cash and cash equivalents at beginning of period	50,467	30,481
Cash and cash equivalents at end of period	$47,647	$31,296

IntraLinks Holdings, Inc.
Reconciliation of Non-GAAP to GAAP Financial Measures
 (In Thousands, Except Share and per Share Data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Gross profit	$40,387	$35,958	$118,377	$97,267
Gross margin	73.7%	75.1%	73.7%	73.6%
Cost of revenue - stock-based compensation expense	110	36	218	64
Cost of revenue - amortization of intangible assets	3,309	3,309	9,927	9,928
Non-GAAP gross profit	$43,806	$39,303	$128,522	$107,259
Non-GAAP gross margin	79.9%	82.1%	80.0%	81.1%

Income from operations	$2,774	$3,564	$6,489	$4,898
Stock-based compensation expense	2,894	1,102	6,765	2,846
Amortization of intangible assets	7,157	7,157	21,472	21,583
Costs related to public stock offerings	―	314	57	1,221
Non-GAAP adjusted operating income	$12,825	$12,137	$34,783	$30,548

Net loss before income tax	$(507)	$(7,464)	$(265)	$(20,893)
Stock - based compensation expense	2,894	1,102	6,765	2,846
Amortization of intangible assets	7,157	7,157	21,472	21,583
Costs related to public stock offerings	―	314	57	1,221
Costs related to debt repayments	―	5,609	―	5,609
Non-GAAP adjusted net income before tax	9,544	6,718	28,029	10,366
Non-GAAP income tax provision	3,560	2,922	10,231	4,043
Non-GAAP adjusted net income	$5,984	$3,796	$17,798	$6,323

Net income (loss)	$764	$(4,031)	$1,254	$(13,454)
Interest expense, net	2,552	5,862	8,146	19,998
Income tax benefit	(1,271)	(3,433)	(1,519)	(7,439)
Depreciation and amortization	5,197	4,531	15,401	12,138
Amortization of intangible assets	7,157	7,157	21,472	21,583
Stock-based compensation expense	2,894	1,102	6,765	2,846
Amortization of debt issuance costs	214	1,111	1,155	2,026
Loss on extinguishment of debt	―	4,974	―	4,974
Other expense (income), net	515	(919)	(2,547)	(1,207)
Costs related to public stock offerings	―	314	57	1,221
Non-GAAP adjusted EBITDA	$18,022	$16,668	$50,184	$42,686
Non-GAAP adjusted EBITDA margin	32.9%	34.8%	31.3%	32.3%

Cash flow provided by operations	$13,275	$11,887	$34,747	$15,972
Capital expenditures	(6,927)	(4,765)	(18,933)	(19,020)
Free cash flow	$6,348	$7,122	$15,814	$(3,048)

IntraLinks Holdings, Inc.
Reconciliation of Non-GAAP to GAAP Financial Measures - Guidance
(In Thousands)
(unaudited)

Three Months Ending
December 31,
2011
Gross profit	$38,331
Gross margin	73.7%

Cost of revenue- stock-based compensation expense	110
Cost of revenue- amortization of intangible assets	3,309
Non-GAAP gross profit	$41,750

Non-GAAP gross margin	80.3%

Income from operations	$2,464
Stock-based compensation expense	2,579
Amortization of intangible assets	7,157
Non-GAAP operating income	$12,200

Non-GAAP operating margin	23.5%

Net income before income tax	$1,515
Stock-based compensation expense	2,579
Amortization of intangible assets	7,157
Non-GAAP net income before income tax	11,251
Non-GAAP income tax provision	4,163
Non-GAAP net income	$7,088

Net loss	$(3,425)
Interest expense, net	2,467
Income tax provision	4,940
Depreciation and amortization	4,566
Amortization of intangible assets	7,157
Stock-based compensation expense	2,579
Amortization of debt issuance costs	216
Other income	(1,000)
Non-GAAP adjusted EBITDA	$17,500

Non-GAAP adjusted EBITDA margin	33.7%

Note:  All forward-looking figures presented in this table are stated at the mid-point of the estimated range